Exhibit 4.1

NUMBER	UNITS
TBMCU

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [•]

TRAILBLAZER MERGER CORPORATION I (THE “COMPANY”)

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND ONE RIGHT TO RECEIVE ONE -TENTH (1/10) OF ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT ____________________ is the owner of ___________ Units.

Each Unit (“Unit”) consists of one share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Trailblazer Merger Corporation I, a Delaware corporation (the “Company”) and one right to receive one-tenth (1/10) of one share of Class A Common Stock (a “Right”). The Class A Common Stock and the Rights comprising the Units will automatically separate and begin separate trading on the 52nd day after date of prospectus or, if such date is not a business day, the following business day, unless LifeSci Capital LLC and Ladenburg Thalmann & Co. Inc. elect to allow separate trading earlier, subject to the Company’s filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when such separate trading will begin.

The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [INSERT DATE OF RIGHTS AGREEMENT], between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Rights Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chief Executive Officer	Secretary

Trailblazer Merger Corporation I

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sell(s), assign(s), and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated [ ], 2023, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A Common Stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by [INSERT DATE THAT IS 12 MONTHS FROM IPO CLOSING (OR UP TO 18 MONTHS FROM IPO CLOSING IF THE TIME TO CONSUMMATE A BUSINESS COMBINATION IS EXTENDED)], or by such later date approved by the Company’s shareholders in accordance with the Company’s Amended and Restated Certificate of Incorporation, (ii) the Company redeems the Class A Common Stock sold in its initial public offering in connection with a shareholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Class A Common Stock sold in its initial public offering if it does not consummate an initial business combination by [INSERT DATE THAT IS 12 MONTHS FROM IPO CLOSING (OR UP TO 18 MONTHS FROM IPO CLOSING IF THE TIME TO CONSUMMATE A BUSINESS COMBINATION IS EXTENDED)] or with respect to any other provisions relating to the rights of holders of Class A Common Stock or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.